UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2015

THE DOW CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-3433	38-1285128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan (Address of principal executive offices)	48674 (Zip Code)

Registrant’s telephone number, including area code: (989) 636-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 11, 2015, The Dow Chemical Company (“TDCC”) announced that it had entered into a definitive agreement, dated as of December 10, 2015 (the “Transaction Agreement”), with Corning Incorporated, a New York corporation (“Corning”), Dow Corning Corporation, a Michigan corporation (the “Dow Corning”), and HS Upstate Inc., a Delaware corporation (“Splitco”), pursuant to which, Corning will exchange with Dow Corning its 50% stock interest in Dow Corning for 100% of the stock of Splitco, which will hold a 40.25% ownership interest in Hemlock Semiconductor, and other assets, including approximately $4.8 billion in cash (the “Transaction”).  As a result of the Transaction, TDCC will obtain a 100% interest in Dow Corning, with the exception of approximately 50% of Dow Corning’s interest in Hemlock Semiconductor, which will be transferred directly and/or indirectly to Corning. It is anticipated that Dow Corning will incur approximately $4.5 billion of indebtedness in order to fund the contribution of cash to Splitco. TDCC and Corning each currently own 50% of Dow Corning, a joint venture that formed in 1943.  Following the consummation of the Transaction, Dow Corning will become a wholly-owned subsidiary of TDCC.

Pursuant to the Transaction Agreement, the parties have made customary representations and warranties and agreed to various customary covenants, including, among others, covenants to conduct the business of Dow Corning and its subsidiaries in the ordinary course between the execution of the Transaction Agreement and the consummation of the Transaction.

Consummation of the Transaction is subject to customary closing conditions, including, among others, the (1) receipt of certain required regulatory approvals, (2) receipt and continued validity of certain third party consents, (3) receipt by Corning of tax opinions from its counsel and accountants, (4) consummation of certain reorganization transactions contemplated by the Transaction Agreement, (5) consummation by Dow Corning of the financing contemplated by the Transaction Agreement, and (6) accuracy of the representations and warranties given by parties.

Tax Matters Agreement

In addition to the Transaction Agreement, TDCC, Corning, Dow Corning and Splitco have entered into a Tax Matters Agreement, dated December 10, 2015 (the “Tax Matters Agreement”), that provides for the allocation between the parties of liabilities for taxes arising prior to, as a result of, and subsequent to the Transaction, and to provide for other matters relating to taxes.

The Tax Matters Agreement provides, in general, that TDCC and Dow Corning will indemnify Corning and Splitco for losses, including those relating to failure of the Transaction to qualify for its intended tax treatment, attributable to (i) the breach of certain representations made by TDCC in connection with the Transaction and (ii) the breach of certain covenants made by TDCC and Dow Corning in connection with the Transaction.  Similarly, Corning and Splitco will indemnify TDCC and Dow Corning for losses, including those relating to failure of the Transaction to qualify for its intended tax treatment, attributable to (i) the breach of certain representations made by Corning in connection with the Transaction and (ii) the breach of certain covenants made by Corning and Splitco in connection with the Transaction.

TDCC and Dow Corning, on the one hand, and Corning and Splitco, on the other, will each generally be responsible for fifty percent of pre-closing taxes of Dow Corning or Splitco to the extent not described in the preceding paragraph.

The Tax Matters Agreement also imposes certain restrictions on the parties that are designed to preserve the intended tax treatment of the Transaction under U.S. federal income tax laws.

The foregoing descriptions of the Transaction Agreement, Tax Matters Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in its entirety by reference to the complete terms and conditions of such agreements filed as exhibits hereto and incorporated herein by reference.

Item    8.01   Other Events.

On December 11, 2015, The Dow Chemical Company issued a press release. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item    9.01   Financial Statements and Exhibits.

 (d)           The following exhibit is filed with this Current Report on Form 8-K.

Exhibit Number	Description
2.1	Transaction Agreement among The Dow Chemical Company, Corning Incorporated, Dow Corning Corporation and HS Upstate Inc. dated December 10, 2015.

2.2	Tax Matters Agreement among The Dow Chemical Company, Corning Incorporated, Dow Corning Corporation and HS Upstate Inc. dated December 10, 2015.

99.1	Press release of The Dow Chemical Company dated December 11, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOW CHEMICAL COMPANY
(Registrant)

Date: December 11, 2015	/s/ Amy E. Wilson
Amy E. Wilson
Corporate Secretary and Assistant General Counsel

EXHIBIT INDEX

Exhibit Number	Description
2.1	Transaction Agreement among The Dow Chemical Company, Corning Incorporated, Dow Corning Corporation and HS Upstate Inc. dated December 10, 2015.

2.2	Tax Matters Agreement among The Dow Chemical Company, Corning Incorporated, Dow Corning Corporation and HS Upstate Inc. dated December 10, 2015.

99.1	Press release of The Dow Chemical Company dated December 11, 2015.